Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES

THIRD QUARTER 2020 RESULTS

•	Third quarter total revenues of $7.4 million rebounding 46% from the second quarter
•	Continued expense reduction actions; third quarter operating costs decreased more than $1 million year-over-year and product sale margins improved by 6%
•	GAAP net loss of $0.5 million, ($0.02) per share
•	Non-GAAP net income of $0.8 million, $0.04 per share
•	Adjusted EBITDA of $1.4 million

NEW YORK, NY (November 12, 2020) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the third quarter ended September 30, 2020.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “Despite the continued impact of the COVID-19 pandemic on our top and bottom line results, we are very pleased with our third quarter results and the rapid recovery of our Interactive TV business and improvement in our wholesale businesses.”

Third Quarter 2020 Financial Results

Total revenue was $7.4 million, a decrease of $3.5 million compared to the prior year period, driven by lower product sales and lower licensing revenues of $2.3 million and $1.2 million, respectively. Our revenues primarily reflect lower sales by our licensees and retail partners as a result of an overall slowdown in economic activity related to the ongoing the COVID-19 pandemic. Despite the decrease in revenues and gross profit on an absolute dollar basis, overall gross profit margins increased from 73% in the prior year quarter to 83% in the current quarter.

GAAP net loss was approximately $0.5 million, or ($0.02) per diluted share, compared with a GAAP net loss of $0.1 million, or ($0.01) per diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended September 30, 2020 and September 30, 2019, was approximately $0.8 million, or $0.04 per diluted share and approximately $1.2 million, or $0.06 per diluted share, respectively. Adjusted EBITDA was approximately $1.4 million and $1.8 million for the current quarter and the prior year quarter, respectively.

Nine Month 2020 Financial Results

Total revenue was $22.0 million, a decrease of $8.4 million, driven by lower licensing revenues and lower product sales of $5.7 million and $2.7 million, respectively. Gross profit decreased by $5.8 million to $18.0 million from $23.8 million in the prior year nine months, but gross profit margins increased year-over-year. As with the quarter’s results, the decrease in our revenues was primarily caused by the COVID-19 pandemic, which included government ordered stay-at-home policies and retail store closures during the second quarter, as well as the continued overall slowdown in economic activity related to the pandemic.

GAAP net loss was approximately $2.6 million, or ($0.13) per diluted share, compared with GAAP net income of $1.9 million, or $0.10 per diluted share, for the prior year nine months. The prior year nine month’s GAAP net income notably included a $2.9 million gain on the reduction of contingent obligations.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

After adjusting for certain cash and non-cash items, non-GAAP net income for the nine months ended September 30, 2020 and September 30, 2019, was approximately $2.1 million, or $0.11 per diluted share,  and approximately $3.8 million, or $0.20 per diluted share, respectively. Adjusted EBITDA was approximately $3.9 million and $5.6 million for the current nine months and the prior year nine months, respectively.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at September 30, 2020 remained strong, with stockholders' equity of approximately $97 million, cash and cash equivalents of approximately $4.8 million, and working capital, exclusive of the current portion of lease obligations, of approximately $8.7 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Thursday, November 12, 2020. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-300-8521. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10149912.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, wholesale, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, and C. Wonder brands, and it owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, brick-and-mortar retail, e-commerce and peer to peer channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design.  www.xcelbrands.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2019 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$4,783	$4,641
Accounts receivable, net	8,188	10,622
Inventory	723	899
Prepaid expenses and other current assets	1,426	1,404
Total current assets	15,120	17,566
Property and equipment, net	3,604	3,666
Operating lease right-of-use assets	9,019	9,250
Trademarks and other intangibles, net	107,675	111,095
Restricted cash	1,109	1,109
Other assets	297	505
Total non-current assets	121,704	125,625
Total Assets	$136,824	$143,191

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,908	$4,391
Accrued payroll	618	1,444
Current portion of operating lease obligation	1,917	1,752
Current portion of long-term debt	2,850	2,250
Total current liabilities	8,293	9,837
Long-Term Liabilities:
Long-term portion of operating lease obligation	9,101	9,773
Long-term debt, less current portion	14,523	16,571
Contingent obligation	900	900
Deferred tax liabilities, net	7,165	7,434
Other long-term liabilities	224	224
Total long-term liabilities	31,913	34,902
Total Liabilities	40,206	44,739

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized at September 30, 2020 and December 31, 2019, respectively, and 19,231,040 and 18,866,417 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	19	19
Paid-in capital	102,236	101,736
Accumulated deficit	(6,198)	(3,659)
Total Xcel Brands, Inc. stockholders' equity	96,057	98,096
Noncontrolling interest	561	356
Total Equity	96,618	98,452

Total Liabilities and Equity	$136,824	$143,191

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Net licensing revenue	$5,236	$6,428	$15,378	$21,094
Net sales	2,155	4,504	6,590	9,277
Net revenue	7,391	10,932	21,968	30,371
Cost of goods sold (sales)	1,270	2,950	3,923	6,549
Gross profit	6,121	7,982	18,045	23,822

Operating costs and expenses
Salaries, benefits and employment taxes	2,968	4,045	9,798	12,038
Other design and marketing costs	706	797	2,336	2,352
Other selling, general and administrative expenses	1,642	1,356	5,027	4,014
Costs in connection with potential acquisition	(189)	126	(210)	231
Stock-based compensation	49	295	780	777
Depreciation and amortization	1,437	991	4,069	2,939
Government assistance - Paycheck Protection Program	(176)	-	(1,816)	-
Property and equipment impairment	31	-	113	-
Total operating costs and expenses	6,468	7,610	20,097	22,351

Other Income	46		46	2,850

Operating (loss) income	(301)	372	(2,006)	4,321

Interest and finance expense
Interest expense and other finance charges	304	330	897	968
Loss on extinguishment of debt	0	0	0	189
Total interest and finance expense	304	330	897	1,157

(Loss) income before income taxes	(605)	42	(2,903)	3,164

Income tax ( benefit) provision	(145)	137	(269)	1,280

Net (loss) income	(460)	(95)	(2,634)	1,884
Less: Net loss attributable to noncontrolling interest	(26)	-	(95)	-
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(434)	$(95)	$(2,539)	$1,884

(Loss) earnings per share attributed to Xcel Brands, Inc. common stockholders:
Basic net (loss) income per share:	$(0.02)	$(0.01)	$(0.13)	$0.10
Diluted net (loss) income per share:	$(0.02)	$(0.01)	$(0.13)	$0.10

Weighted average number of common shares outstanding:
Basic weighted average common shares outstanding	19,231,040	18,975,265	19,078,453	18,839,424
Diluted weighted average common shares outstanding	19,231,040	18,975,265	19,078,453	18,840,149

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2020	2019

Cash flows from operating activities
Net (loss) income	$(2,634)	$1,884
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	4,069	2,939
Property and equipment impairment	113	-
Amortization of deferred finance costs	72	114
Stock-based compensation	780	777
Amortization of note discount	-	16
Allowance for doubtful accounts	1,054	(144)
Loss on extinguishment of debt	-	189
Deferred income tax (benefit) provision	(269)	1,280
Net Gain on sale of assets	(46)	-
Gain on reduction of contingent obligation	-	(2,850)
Changes in operating assets and liabilities:
Accounts receivable	1,380	1,182
Inventory	176	(87)
Prepaid expenses and other assets	187	(14)
Accounts payable, accrued expenses and other current liabilities	(2,403)	(1,744)
Cash paid in excess of rent expense	(276)	(337)
Other liabilities	-	(196)
Net cash provided by operating activities	2,203	3,009

Cash flows from investing activities
Cash consideration for asset acquisition of the Halston Heritage assets	-	(8,830)
Net proceeds from sale of assets	46
Purchase of property and equipment	(700)	(918)
Net cash used in investing activities	(654)	(9,748)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes	(187)	(24)
Cash contribution from non-controlling interest	300	-
Payment of deferred finance costs	(20)	(315)
Proceeds from long-term debt	-	7,500
Payment of long-term debt	(1,500)	(3,742)
Net cash (used in) provided by financing activities	(1,407)	3,419

Net increase (decrease) in cash, cash equivalents, and restricted cash	142	(3,320)

Cash, cash equivalents, and restricted cash at beginning of period	5,750	10,319

Cash, cash equivalents, and restricted cash at end of period	$5,892	$6,999

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	4,783	$5,890
Restricted cash	1,109	1,109
Total cash, cash equivalents, and restricted cash	$5,892	$6,999

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	$797	$10,409
Operating lease obligation	$797	$13,210
Accrued rent offset to operating lease right-of-use assets	$-	$2,801
Settlement of seller note through offset to receivable	$-	$600
Settlement of contingent obligation through offset to note receivable	$-	$100
Issuance of common stock in connection with Halston Heritage assets acquisition	$-	$1,058
Contingent obligation related to acquisition of Halston Heritage assets at fair value	$-	$900
Liability for equity-based bonuses	$93	$168

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$58	$91
Cash paid during the period for interest	$1,092	$1,108

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

($ in thousands)	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributed to Xcel Brands, Inc. stockholders	$(434)	$(95)	$(2,539)	$1,884
Amortization of trademarks	1,107	786	3,323	2,309
Non-cash interest and finance expense	-	-	-	16
Stock-based compensation	49	295	780	777
Loss on extinguishment of debt	-	-	-	189
Costs in connection with potential acquisition	(189)	126	(210)	231
Certain adjustments to allowance for doubtful accounts	385	-	971	-
Property and equipment impairment	31	-	113	-
Gain on sale of assets	(46)	-	(46)	-
Gain on reduction of contingent obligation	-	-	-	(2,850)
Deferred income tax provision (benefit)	(145)	137	(269)	1,280
Non-GAAP net income	$758	$1,249	$2,123	$3,836

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted (loss) earnings per share	$(0.02)	$(0.01)	$(0.13)	$0.10
Amortization of trademarks	0.06	0.04	0.17	0.12
Non-cash interest and finance expense	-	-	-	-
Stock-based compensation	-	0.01	0.04	0.04
Loss on extinguishment of debt	-	-	-	0.01
Costs in connection with potential acquisition	(0.01)	0.01	(0.01)	0.01
Certain adjustments to allowance for doubtful accounts	0.02	-	0.05	-
Property and equipment impairment	-	-	0.01	-
Gain on sale of assets	-	-	-	-
Gain on reduction of contingent obligation	-	-	-	(0.15)
Deferred income tax provision (benefit)	(0.01)	0.01	(0.02)	0.07
Non-GAAP diluted EPS	$0.04	$0.06	$0.11	$0.20
Non-GAAP weighted average diluted shares	19,291,275	19,559,816	19,092,828	18,840,149

($ in thousands)	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributed to Xcel Brands, Inc. stockholders	$(434)	$(95)	$(2,539)	$1,884
Depreciation and amortization	1,437	991	4,069	2,939
Interest and finance expense	304	330	897	1,157
Income tax provision (benefit)	(145)	137	(269)	1,280
State and local franchise taxes	41	38	124	159
Stock-based compensation	49	295	780	777
Costs in connection with potential acquisition	(189)	126	(210)	231
Certain adjustments to allowance for doubtful accounts	385	-	971	-
Property and equipment impairment	31	-	113	-
Gain on sale of assets	(46)	-	(46)	-
Gain on reduction of contingent obligation	-	-	-	(2,850)
Adjusted EBITDA	$1,433	$1,822	$3,890	$5,577

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, costs in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts, asset impairments, gain on sale of assets, gain on reduction of contingent obligations, and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) before depreciation and amortization, interest and finance expense (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation, costs in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts, asset impairments, gain on sale of assets, and gain on the reduction of contingent obligations.

Both non-GAAP net income and Adjusted EBITDA for the current quarter and current nine months include certain adjustments related to allowances for doubtful accounts for account debtors that have filed for bankruptcy protection triggered by the impact of COVID-19. In addition, included in net income was $1.8 million of government assistance received through the Paycheck Protection Program under the CARES Act, which was recognized as a reduction to current quarter and current nine months expenses for which the program was intended to compensate, in the amount of $0.2 million and $1.8 million, respectively. The expense reduction from the PPP is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA due to the fact that the PPP represents a cash benefit and is directly related to the Company’s operating expenses incurred. Such treatment is also consistent with the calculation of EBITDA for financial covenant compliance purposes under the Company’s term debt.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. The Company has incurred certain costs which it could have eliminated but elected not to do so in light of government assistance received through the Paycheck Protection Program under the CARES Act (the “PPP Benefit”), which represents a cash benefit directly related to the Company’s operating expenses incurred. Accordingly, the PPP Benefit is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA.  Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under the Xcel Term Loan. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM